UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2022 (July 20, 2022)

ISUN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Avenue D, Suite 10, Williston, Vermont 05495

(Address of Principal Executive Offices) (Zip Code)

(802) 658-3378

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ISUN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 20, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the beginning of the Annual Meeting, there were 8,874,481 shares of Common Stock present at the Annual Meeting in person or by proxy, which represented 63.12% of the voting power of the shares of Common Stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business. Holders of Common Stock were entitled to one vote for each share held as of the close of business on June 6, 2022. At the Annual Meeting, the Company’s stockholders approved the following proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on June 22, 2022 (the “Proxy Statement”).

Proposal 1. Election of Directors.

Nominee	For	Withheld	Broker Non-Votes
Jeffrey Peck	5,459,698	429,340	2,985,443
Frederick “Kip” Myrick	5,406,685	482,353	2,985,443

The above nominees were elected to serve as directors until the 2025 Annual Meeting or until the election and qualification of their successors.

The following proposal was approved:

Proposal 2. To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

For	Against	Abstentions
8,469,989	391,688	12,804

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2022

iSun, Inc.

	By:	/s/ Jeffrey Peck
	Name:	Jeffrey Peck
	Title:	Chief Executive Officer